Exhibit 10.35
Binding Term Sheet

Issuer:	Global Gold Consolidated Resources Limited (“GGCR”)
Subscriber:	Consolidated Resources Armenia and affiliates (“CRA”)
Transaction:	Convertible Notes (“the Notes”)
Principal Amount:	Not less than US$2 million during the Interim Period in accordance with the Use of Proceeds as defined herein, unless otherwise agreed to and approved by 75% of the Board of GGCR
Use of Proceeds:	In accordance with the GGCR Interim Funding Budget, which is to be unanimously approved by the Board of Directors of GGCR
Advance:
$377,134 to be funded directly to Armenia in accordance with the GGCR Interim Funding Budget prior to the planned closing of the Joint Venture (the “GGCR Advance Funding”) scheduled for the week of January 9th, 2012

Funding Term:
Interim Period, defined as the period beginning immediately after the closing of the Joint Venture and ending at the completion of the Public Listing process as defined in section 2.4 of the Joint Venture agreement

Funding Process:
Given the dynamic funding requirements of the Properties, as defined in the Joint Venture agreement, all funding needs under the Board approved GGCR Budget will be met by periodic request from any one or more members of the GGCR Board following which approval will be required from 75% of the GGCR Board.  In the event of a GGCR stalemate for more than 10 days, a decision may be made based on a majority vote and the parties acknowledge and agree that funds for the budget may be provided from BNP Paribas, Industrial Minerals, ABB, Firebird Management, individual directors, or other sources that have provided funding in the past.

Co-investment Right:	GGC may co-invest with CRA on an equivalent basis in the Notes
Maturity	1 year
Cash Coupon / Minimum Return:	3% per annum Cash Coupon / Guaranteed Minimum Annual IRR of 15% at a liquidity event (“Liquidity Event”)
Conversion:
At the Liquidity Event, the principal amount of the Notes will be repaid in full based on the value of the Notes at market (the “Market Value”) assuming a conversion value into new common shares of GGCR representing a value agreed to in section 2.5 of the Joint Venture agreement (for the avoidance of doubt, the value is 1% of the existing shares of JVC then held by GGC for each $784,314 of the Notes).  Except as provided for under the Cash Election in Section 2.5 of the Joint Venture agreement, the Notes may not be voluntarily converted by CRA into GGCR except by the unanimous consent of the Board of Directors of GGCR and otherwise will become due at the earlier of the Liquidity Event or Maturity, subject to Section 2.5 of the Joint Venture agreement

Liquidity Event:	Liquidity Event is defined as an IPO or a change of control of GGCR or any of its subsidiaries including Mego-Gold LLC or Getik Mining Company LLC
Put/Call Feature:	None
Prepayment:	The Notes may be repaid early at any time prior to the Liquidity Event without penalty.
Information Rights:	Quarterly reporting on financial and operational progress at GGCR
Events of Default:
Those typical for transactions of this type, including, without limitation, change of control and cross-default to other indebtedness and specified material contracts, subject to appropriate cure periods

Security:	The obligations of GGCR under the Notes would be secured by a guarantee of Global Gold Corporation until the closing of the joint venture
Representations and Warranties
Usual and customary for transactions of this type, including, without limitation: (i) corporate status, (ii) corporate power and authority/enforceability, (iii) no violation of law or contracts or organizational documents, (iv) no litigation, (v) accuracy of financial statements and no material adverse change, and (vi) perfected security interests in respect of the Security (as described herein).

Covenants
By GGCR: usual and customary for transactions of this type, including, without limitation: (i) delivery of financial statements and other reports, (ii) compliance certificate, (iii) notices of default, litigation and governmental proceedings, (iv) compliance with laws and maintenance of permits and licenses, (v) payment of taxes, (vi) maintenance of insurance, (vii) no additional liens or other encumbrances on the assets subject to the Security (as described herein), (viii) no distributions nor dividends, (ix) no issuance of securities or debt, and (x) no change in business

Conditions Subsequent:	•Closing of Joint Venture scheduled during the week of January 9th •Preparation and execution of Convertible Note documentation

GGCR Interim Funding Budget

Item	Priority	Cost

Immediate Funding for Toukhmanuk (GGCR Advance Funding)	1	$377,134
2012 Armenia and Partial NY Overhead (5 months w/zero revenue)	1	1,250,000
ABB 2012 Debt Service (5 months)	1	450,000
Reserve	1	500,000
Priority 1 Items to Sustain Armenia Operations	1	$2,577,134

24,000m of Drill core re-logging, re-sampling, 3D block model update	1	$211,779
Assaying / Re-assaying (maximum)	1	111,505
NI-43101 Update + Conceptual Mining Study (remaining CSA Global cost)	1	39,064
Behre Dolbear Outstanding Balance	1	70,735
Priority 1 Items to Resolve Resource Problems	1	$433,083

Lead IPO Counsel (Stikeman Elliot)	1	$300,000
Jersey Counsel (Ogiers)	1	50,000
IPO Auditors (Grant Thornton)	1	199,000
TSX Regulatory Costs	1	210,000
Provincial Securities Commission	1	30,000
Transfer Agent	1	25,000
Printing, PR, Roadshow	1	200,000
Priority 1 Items to Complete TSX IPO	1	$1,014,000

Total Priority 1 Funding Needs through to IPO Completion		$4,024,217

Existing Plant Upgrade	2	$535,875
Slimes Dam Retreatment	2	932,820
Priority 2 Items to Improve Cash Flow Profile	2	$1,468,695

Total Priority 2 Funding Needs to Improve Cash Flow Profile		$1,468,695

Total GGCR Iterim Funding Budget		$5,492,912

IN WITNESS WHEREOF, GGCR, GGC and CRA have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED, for itself and GGCRM

By:___________________________
Name: Van Krikorian
Title: Chairman

GLOBAL GOLD CORPORATION, for itself and as Guarantor

By:___________________________
Name: Van Krikorian
Title: Chairman and CEO

CONSOLIDATED RESOURCES ARMENIA

By:___________________________
Name: Jeffrey R. Marvin